Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-239709 and No. 333-236420) pertaining to the 2015 Stock and Annual Incentive Plan of Match Group, Inc.;
(2)Registration Statement (Form S-8 No. 333-239711 and No. 333-236420) pertaining to the 2017 Stock and Annual Incentive Plan of Match Group, Inc.;
(3)Registration Statement (Form S-8, No. 333-236420) pertaining to the 2020 Stock and Annual Incentive Plan of Match Group, Inc.;
(4)Registration Statement (Form S-8, No. 333-257618) pertaining to the Match Group, Inc. 2021 Global Employee Stock Purchase Plan of Match Group, Inc.; and
(5)Registration Statement (Form S-3, No. 333-271669) of Match Group, Inc.
of our reports dated February 27, 2025, with respect to the consolidated financial statements and schedule of Match Group, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Match Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Match Group, Inc. and subsidiaries for the year ended December 31, 2024.

/s/ Ernst & Young LLP

New York, New York
February 27, 2025